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                                                                       Exhibit A

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URBACH KAHN & WERLIN LLP
CERTIFIED PUBLIC ACCOUNTANTS

                                                              December 11, 2003

VIA FACSIMILE (702) 434-1644 AND U.S. MAIL
------------------------------------------
Jerry Mottern, Audit Committee Chairman
Mid-State Raceway, Inc.
P.O. Box 860
Vernon, NY 13476-0860


Dear Jerry:

As you are aware, Mid-State Raceway, Inc. ("Mid-State") is delinquent in filing several quarterly Form 10-Q's and annual Form 10-K's with the Securities and Exchange Commission ("SEC"). On several occasions, we have communicated our concerns over the delinquent status to the Audit Committee, the Board of Directors, the management of Mid-State, and outside legal counsel.

As you will recall at the October 16, 2003 meeting of the Audit Committee of the Board of Directors, Urback Kahan & Werlin stated that the Audit Committee must take the responsibility of ensuring that Mid-State develop a reasonable plan to cure the delinquency and must adhere to the plan. We committed to the Audit Committee that we would provide the necessary resources to ensure that the filings, once completed, would be reviewed by us in an effective and efficient manner. Further, we put the Audit Committee on notice that we would resign as independent certified public accountants if Mid-State did not establish and adhere to a formal and reasonable plan for curing delinquent status.

Shortly after our October 16th meeting, management committed to having the delinquent filings ready for our review by Thanksgiving. To date, Mid-State has not met this commitment and furthermore, has dismissed James Wise, its Chief Financial Officer and Treasurer. As a consequence of Mid-State's failure to establish and adhere to a plan for curing its delinquency with the SEC, we herby resign as the Company's independent auditors effective immediately.

Pursuant to SEC rules, you are required to notify the Commission of our decision to resign within five days of this notification.

                                                    Very truly yours,

                                                    URBACH KAHN & WERLIN LLP



                                                    /s/ Paul L. Goetz
                                                    -------------------------
                                                    Paul L. Goetz, CPA
                                                    Partner
PLG:lsy
Copy:    Hoolae Paoa
         Bruce Poushter, Esq.